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                                                             EXHIBIT (b)(3)(iii)

                         AMENDMENT TO PROMOTIONAL AGENT
                         AGREEMENT DATED JANUARY 1, 1996


         AMENDMENT dated as of January 1, 1997 to the Promotional Agent Agreement dated January 1, 1996 by and among NASL Financial Services, Inc., North American Security Life Insurance Company, Wood Logan Associates, Inc., Wood Logan Distributors, Inc. and NAWL Holding Company, Inc.

         SCHEDULE B (Statement of Expenses and Compensation) is hereby amended and restated as described in the attached revised Schedule B.

                  WOOD LOGAN ASSOCIATES, INC.

                  Date: 31 May 1997
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                    By:   /s/ A. SCOT LOGAN, President
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                                          Name and Title

                  WOOD LOGAN DISTRIBUTORS, INC.

                  Date:  31 May 1997
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                    By:  /s/ A. SCOTT LOGAN, President
                        ----------------------------------------------------
                                          Name and Title

                  NASL FINANCIAL SERVICES, INC.

                  Date:  May 29, 1997
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                  By:  /s/ RICHARD HIRTLE   Richard C. Hirtle, President
                        ----------------------------------------------------
                                          Name and Title

                  NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                  (with respect to Insurance Products only)

                  Date:  May 29, 1997
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                    By: /s/ JOHN DESPREZ III  John D. DesPrez III, President
                        ----------------------------------------------------
                                          Name and Title


                  NAWL HOLDING COMPANY, INC.

                  Date:  June 6, 1997
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                    By:  /s/ H. DOUGLAS WOOD, Chairman
                        ----------------------------------------------------
                                          Name and Title
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                                   SCHEDULE B
                     Statement of Expenses and Compensation

1.       FINANCIAL SERVICE PRODUCTS

         Subject to the terms and conditions of this Agreement, NASL Financial will pay to Promotional Agent compensation of 1% of the premiums, purchase payments and sales proceeds received and accepted under all Financial Services Products distributed through Broker-Dealers having a Selling Agreement with NASL Financial as a direct result of Promotional Agent's efforts (the "Promotional Agent Fee"). NASL Financial shall pay Promotional Agent said compensation on a monthly basis. In addition, for the period January 1, 1997 through June 30, 1997, NASL Financial will pay to Promotional Agent a monthly fee of $1.6 million and for the period July 1, 1997 through December 31, 1997, NASL Financial will pay to Promotional Agent a monthly fee of $1.35 million.. The monthly fee is payable on the first of each month and the amount of such fee may be changed by mutual agreement of the parties thereto.

2.       EXCHANGES

         No commission will be paid to Promotional Agent upon exchanges among Financial Service Products.

3.       COMMISSION CHARGE BACKS

         Contract owner's exercise of "FREE LOOK":
         In the event a contract is returned to Security Life pursuant to such provision, the full Promotional Agent Fee paid thereon shall be charged back to Promotional Agent.

         Refund of premium, purchase payment or Sales Proceeds:
         Should any premium or purchase payment on any contract issued by Security Life or any sales proceeds invested in the North American Funds be refunded, for any reason, Promotional Agent shall repay or return Promotional Agent Fees received by, it with respect to such-premium, purchase payment or sales proceeds.

4.       INVESTMENT PRODUCTS

1. NASL Financial Distribution Expenses - NASL Financial shall be entitled to bill to Promotional Agent, and Promotional Agent agrees to reimburse NASL Financial, for NASL Financial's expenses for the distribution of the North American Funds ("NAF") as follows:

         (a) the expense of maintaining the NAF wire order desk, including personnel and associated overhead costs;

         (b) costs of printing additional NAF Prospectuses and Statements of Additional Information for use in marketing activities;

         (c) costs of printing additional NAF annual and semiannual reports for use in marketing activities; and

         (d) any other distribution expenses incurred with the prior consent of Promotional Agent.

2. Promotional Agent Distribution Expenses - Promotional Agent shall present a report at each regular meeting of the Trustees of NAF setting forth its distribution expenses incurred during NAF's most recently completed fiscal quarter. Such expenses may include the distribution expenses reimbursed to NASL Financial pursuant to paragraph 1 hereof.